EXHIBIT 10.4

                              CONSULTING AGREEMENT


      CONSULTING AGREEMENT (this "AGREEMENT"), dated as of December 1, 2003, by and among ARC Communications Inc., a New Jersey corporation ("ARC"), Alliance Advisors ("ALLIANCE") and Roccus Capital Partners ("ROCCUS" together with Alliance, the "CONSULTANTS").

                              W I T N E S S E T H:

      WHEREAS, ARC desires to memorialize its engagement of Consultants to provide certain consulting services upon the terms and conditions set forth below and Consultants agree to provide such consulting services upon such terms and conditions.

      NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

      1. CONSULTING SERVICES. ARC hereby engages Consultants to provide consulting services to ARC relating to its on-going business operations, acquisitions and divestitures, strategic operations and direction and capital raising efforts on behalf of ARC, on the terms and subject to the conditions set forth in this Agreement.


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      2. TERM. This Agreement shall be effective as of January 1, 2003 and shall terminate on March 31, 2004. The period during which this Agreement shall be effective as provided herein is referred to as the "CONSULTING TERM".

      3. REPRESENTATIONS AND WARRANTIES OF CONSULTANT. Each Consultant represents and warrants to ARC that such Consultant is free to provide the services described herein to ARC as contemplated herein and has no other written or oral obligations or commitments of any kind or nature which would in any way interfere with the services to be provided pursuant to the terms hereof or the full performance of its obligations hereunder or the exercise of its best efforts in its services hereunder or which would otherwise pose any conflict of interest.

      4. CONSULTING FEES. During the Consulting Term, the consulting fee to be paid by ARC to the Consultants shall be paid in cash or by the delivery of shares of common stock, par value $.001 per share, of ARC, to be determined by the Consultants in their discretion. The aggregate monthly consulting fee shall be $12,000.00 in cash or 133,333 shares of common stock valued at the end of each such month. The consulting fee shall be divided between Alliance and Roccus as follows: one-third of the consulting fee shall be paid to Alliance and two-thirds of the consulting fee shall be paid to Roccus. On or before March 1, 2004, the Consultants shall determine whether the consulting fee for the period through December 31, 2003 shall be paid in cash or stock. On or before April 15, 2004, the Consultants shall determine whether the consulting fee for the period


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from January 1, 2004 through March 31, 2004, shall be paid in cash or stock.
Each of Alliance and Roccus shall have the right to assign any shares of common stock that it receives as consulting fee to principals of such entities. ARC will use its commercially reasonable best efforts to cause any shares of common stock that it pays as consulting fee to be registered on Form S-8.

      5. CONFIDENTIALITY. Each Consultant agrees that in performing its duties under this Agreement and by virtue of the relationship of trust and confidence between such Consultant and ARC, such Consultant may obtain certain proprietary knowledge of operations and products and other confidential information of ARC which are of a special and unique nature and value to ARC. Each Consultant covenants and agrees that it will not, at any time, whether during the term of this Agreement or the two (2) year period following termination of this Agreement, reveal, divulge or make known to any person or entity or use for its own account or the account of others, any proprietary records, data, plans, trade secrets, policies, strategies, methods or practices of obtaining or doing business, computer programs, know-how or knowledge relating to customers, sales, suppliers, market developments, equipment, processes, products or any other confidential or proprietary information whatsoever of ARC (the "CONFIDENTIAL INFORMATION"), whether or not obtained with knowledge and permission of ARC. Each Consultant further covenants and agrees that such Consultant shall retain all Confidential Information which it acquires or develops in trust for the sole benefit of ARC and its successors and assigns. Each Consultant agrees to deliver to ARC at the termination of this Agreement or at any other time ARC may


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request, all copies of memoranda, notes, plans, programs, lists, correspondence, data, books, manuals, records, reports and other documents (and copies thereof) relating to the business of ARC which such Consultant may possess or have under its control. Each Consultant agrees that a remedy at law for any breach of the covenants contained in this Section 5 would be inadequate and that the Company shall be entitled to seek and obtain a temporary and permanent injunction or an order for specific performance of such covenants without the necessity of proving actual damage to ARC.

      6. LAW APPLICABLE. This Agreement shall be governed by and construed pursuant to the laws of the State of New York, without giving effect to conflicts of laws principles.

      7. NOTICES. Any notices required or permitted to be given pursuant to this Agreement shall be sufficient, if in writing and sent by certified or registered mail, return receipt requested, or overnight courier to the following addresses:

If to Alliance:                     Alliance Advisors
                                    300 Park Avenue, 17th Floor
                                    New York, NY  10022
                                    Attn:  CEO

If to Roccus:                       Roccus Capital Partners
                                    300 Park Avenue, 17th Floor
                                    New York, NY  10022
                                    Attn:  CEO

                                    If to ARC: ARC Communications Inc.
                                    733 Shrewsbury Avenue
                                    Tinton Falls, NJ 07724
                                    Attn: Peter A. Bordes, Jr., CEO



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      8. ASSIGNMENT, ETC. This Agreement may not be assigned by either party without the prior written consent of the other party. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective permitted assignees and/or successors in interest.

      9. SEVERABILITY. If any provision of this Agreement shall be held to be invalid or unenforceable, and is not reformed by a court of competent jurisdiction, such invalidity or unenforceability shall attach only to such provision and shall not in any way affect or render invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if such invalid or unenforceable provision were not contained herein.

      10. INDEPENDENT CONTRACTOR. The parties agree that each Consultant is an independent contractor for all purposes and neither Consultant shall hold itself out as an agent, servant or employee of ARC. Each Consultant acknowledges and agrees that ARC is not responsible for paying or withholding any taxes associated with such Consultant's engagement hereunder and such Consultant shall pay all taxes in accordance with applicable law. Nothing contained herein shall be construed to create any relationship other than that of an independent contracting relationship.


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      11. NO WAIVER. A waiver of any breach or violation of any term, provision or covenant contained herein shall not be deemed a continuing waiver or a waiver of any future or past breach or violation.

      12. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument and it shall not be necessary in making proof of this agreement to account for all such counterparts.



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                  IN WITNESS WHEREOF, the undersigned have hereunto set their hands to this Agreement on the day and year first above written.

                                            ARC COMMUNICATIONS INC.


                                            By:      /s/ Peter A. Bordes, Jr.
                                                     --------------------
                                                     Peter A. Bordes, Jr.
                                                     Chief Executive Officer


                                            ALLIANCE ADVISORS


                                            By:      /s/ Alan Sheinwald
                                                     --------------------
                                                     Alan Sheinwald



                                            ROCCUS CAPITAL PARTNERS


                                            By:      /s/ Richard Berkley
                                                     --------------------
                                                     Richard Berkley
                                                     Managing Member


                                            By:      /s/ Marc Heskell
                                                     --------------------
                                                     Marc Heskell
                                                     Managing Member






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